================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 3, 2003


                              DIOMED HOLDINGS, INC.


            DELAWARE                   000-32045                 84-140636
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                      Identification No.)

              1 DUNDEE PARK
               ANDOVER, MA                                         01810
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (978-475-7771)

Item 2.  Acquisition or Disposition of Assets.

On September 3, 2003, the Registrant, through its wholly-owned subsidiary, Diomed, Inc. ("Diomed"), acquired rights to US Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins (the "EVLT Patent"), which patents relate to the technology underlying the Registrant's EVLT(R) product. This acquisition resulted from two transactions.

In the first transactions Diomed purchased the interest in the EVLT Patent owned by one of the five named inventors of the EVLT Patent, Dr. Robert J. Min. This transaction was completed under a Purchase Agreement between Diomed and Dr. Min entered into on July 23, 2003, after the satisfaction of the conditions precedent to the closing of the Purchase Agreement. On September 3, 2003, Diomed paid the purchase price set forth in the Purchase Agreement (consisting of $500,000 in cash and options to purchase 1,000,000 shares of common stock of the Registrant) in exchange for Dr. Min's assignment to Diomed of his interest in the EVLT Patent. Diomed has agreed to pay to Dr. Min variable payments based on Diomed's sales of products using the EVLT Patent. Dr. Min had previously licensed the EVLT Patent to Diomed and had served as a consultant to Diomed. Dr. Min's consulting agreement with Diomed was amended to reflect the changes in the relationship between him and Diomed as a result of Diomed's acquisition of the EVLT Patent rights. Dr. Min will continue to act as a consultant to Diomed under the revised consulting agreement.

In the second  transaction,  Diomed  licensed,  on an exclusive  basis, the EVLT
Patent from Endolaser Associates, LLC, the assignee of interest in the EVLT Patent from the other four named inventors of the EVLT Patent. This transacton was completed under a License Agreement between Diomed and Endolaser Associates entered into on July 11, 2003, after the satisfaction of the conditions precedent to the taking effect of the License Agreement. On September 3, 2003, Diomed paid Endolaser Associates $1,500,000 in cash in exchange for the exclusive license granted by Endolaser Associates on behalf of the four inventors who had assigned their interest in the EVLT Patent to Endolaser Associates. Diomed is to make additional payments totaling $2.5 million in 10 quarterly installments of $250,000 each, commencing October 1, 2003. Diomed has agreed with Endolaser Associates that Diomed will pay variable royalties based on Diomed's sales of products using the EVLT Patent.

The Registrant's private placement of Secured Bridge Notes completed on September 3, 2003 served as the source of the funds used to pay the purchase price to Dr. Min under the Purchase Agreement and the initial license payments to Endolaser Associates under the License Agreement. In that transaction, the Registrant received $6.5 million in gross in exchange for Secured Bridge Notes convertible into Common Stock at a second closing to be held after the satisfaction of certain conditions precedent. The investors committed an additional $16.7 million to the Registrant for the purchase of Common Stock after the satisfaction of these conditions. See the Registrant's Current Report on Form 8-K dated September 10, 2003 with the SEC for further details regarding this private placement transaction. Diomed will pay future quarterly payments to Endolaser Associates and future variable payments to Dr. Min and royalties to Endolaser Associates from a combination of the funds provided by investors in the private placement transaction and the Registrant's operating revenue.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Purchase Agreement, dated as of July 23, 2003, between Diomed, Inc. and Robert Min, MD (portions of this exhibit have been omitted pursuant to a request for confidential information filed with the Securities and Exchange Commission)

10.2 License Agreement, dated of July 11, 2003, between Diomed, Inc. and Endolaser Associates, L.L.C. (portions of this exhibit have been omitted pursuant to a request for confidential information filed with the Securities and Exchange Commission)

99.1     Press Release, dated September 2, 2003

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                                DIOMED HOLDINGS, INC.
                                                (Registrant)

Date: September 10, 2003                        By: /S/ JAMES A. WYLIE, JR.
                                                    --------------------------
                                                    Name: James A. Wylie, Jr.
                                                    Title: President and Chief
                                                           Executive Officer

List of Exhibits

10.1 Purchase Agreement, dated as of July 23, 2003, between Diomed, Inc. and Robert Min, MD

10.2 License Agreement, dated of July 11, 2003, between Diomed, Inc. and Endolaser Associates, L.L.C.

99.1     Press Release, dated September 2, 2003